Exhibit 99.1

Crexendo Reports Financial Results for the Fourth Quarter and Year Ended December 31, 2018

PHOENIX, AZ—(Marketwired – March 5, 2019)

Crexendo, Inc. (OTCQX: CXDO), a next-generation CLEC and an award-winning leader and provider of UCaaS, Unified Communications as a Service, broadband internet services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for its fourth quarter and full year ended December 31, 2018.

Financial highlights for the fourth quarter of 2018

Consolidated total revenue for the fourth quarter of 2018 increased 10% to $3.1 million compared to $2.8 million for the fourth quarter of 2017.

Consolidated service revenue for the fourth quarter of 2018 increased 14% to $2.8 million compared to $2.4 million for the fourth quarter of 2017.

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Cloud Telecommunications Segment UCaaS service revenue for the fourth quarter of 2018 increased 18% to $2.6 million compared to $2.2 million for the fourth quarter of 2017.

●
Web Services Segment service revenue for the fourth quarter of 2018 decreased 21% to $189,000, compared to $240,000 for the fourth quarter of 2017.

Consolidated product revenue for the fourth quarter of 2018 decreased 13% to $330,000 compared to $380,000 for the fourth quarter of 2017.

Consolidated operating expenses for the fourth quarter of 2018 increased 11% to $3.1 million compared to $2.8 million for the fourth quarter of 2017.

On a GAAP basis, the Company reported a $(8,000) net loss for the fourth quarter of 2018, or breakeven per diluted common share, compared to net income of $32,000 or breakeven per diluted common share for the fourth quarter of 2017.

Non-GAAP net income was $104,000 for the fourth quarter of 2018, or $0.01 per diluted common share, compared to $150,000 or $0.01 per diluted common share for the fourth quarter of 2017.

EBITDA for the fourth quarter of 2018 was $26,000 compared to $46,000 for the fourth quarter of 2017. Adjusted EBITDA for the fourth quarter of 2018 was $120,000 compared to $138,000 for the fourth quarter of 2017.

Financial highlights for the year ended December, 2018

Consolidated total revenue for the year ended December 31, 2018 increased 17% to $11.9 million compared to $10.2 million for the year ended December 31, 2017.

Consolidated service revenue for the year ended December 31, 2018 increased 18% to $10.5 million compared to $8.8 million for the year ended December 31, 2017.

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Cloud Telecommunications Segment UCaaS service revenue for the year ended December 31, 2018 increased 24% to $9.6 million compared to $7.8 million for the year ended December 31, 2017.
●
Web Services Segment service revenue for the year ended December 31, 2018 decreased 21% to $825,000, compared to $1.0 million for the year ended December 31, 2017.

Consolidated product revenue for the year ended December 31, 2018 increased 7% to $1.4 million compared to $1.3 million for the year ended December 31, 2017.

Consolidated operating expenses for the year ended December 31, 2018 increased 11% to $12.1 million compared to $10.9 million for the year ended December 31, 2017.

On a GAAP basis, the Company reported a $(223,000) net loss for the year ended December 31, 2018, or $(0.02) loss per diluted common share, compared to net loss of $(929,000) or $(0.07) loss per diluted common share for the year ended December 31, 2017.

Non-GAAP net income was $287,000 for the year ended December 31, 2018, or $0.02 per diluted common share, compared to a non-GAAP net loss of $(21,000) or breakeven per diluted common share for the year ended December 31, 2017.

EBITDA for the year ended December 31, 2018 was $(114,000) compared to $(628,000) for the year ended December 31, 2017. Adjusted EBITDA for the year ended December 31, 2018 was $324,000 compared to $(17,000) for the year ended December 31, 2017.

Total cash, cash equivalents, and restricted cash at December 31, 2018 was $1.9 million compared to $1.4 million at December 31, 2017.

Operating activities provided $452,000 cash for the year ending December 31, 2018 compared to $294,000 cash provided for the year ended December 31, 2017. We used $(7,000) cash for investing activities for the year ending December 31, 2018 compared to $252,000 cash provided by investing activities for the year ended December 31, 2017. Financing activities provided $122,000 cash for the year ending December 31, 2018 compared to $117,000 cash provided for the year ended December 31, 2017.

Steven G. Mihaylo, Chief Executive Officer, commented “2018 was a watershed year in our growth. We continued to drive excellence into the business and our results are showing the work, progress and processes we have undertaken. The results for 2018 were promising. I am particularly impressed with the growth in the Cloud Telecommunications Segment service revenue for the year ended December 31, 2018 which increased 24% compared to the year ended December 31, 2017. UCaaS service revenue is our “bread and butter” and the most important metric that should be used to measure our growth. I believe we can continue to show substantial year over year growth in the coming years. We had many other accomplishments, we reduced our year over year GAAP loss by over 70% in 2018 compared with 2017. On a Non-GAAP basis, the results were even more impressive as we achieved $0.02 earning per diluted common share for 2018. We increased our total cash, cash equivalents, and restricted cash by $567,000 in 2018.”

Mihaylo added, “Our cash, current ratio and shareholder equity all showed nice improvements in 2018. We continue to manage the business in every respect. Even with the substantial increases in revenue, we managed to only increase expenses by 11% for the year ended December 31, 2018. We made some necessary investments in infrastructure, in technology and people. Every penny we spend is carefully reviewed and is only used to make certain that Crexendo is providing the top products, services and support in the industry. I am honored to work with such a committed group of men and women who show up every day with the mission to make Crexendo second to none in providing UCaaS services. Our world class Ride The Cloud ® UCaaS services will save our customers substantial amounts of money, while increasing their productivity. As more and more companies move to the cloud, we know we are in the right space at the right time. Our team is constantly working to improve for our customers and shareholders. We work every day to increase shareholder value and I am very excited about the future.”

Doug Gaylor, President and COO, stated, "These results are very encouraging, but we know it is only the beginning. Our sales team, and our sales partners work hard every day to get in front of customers and show them the benefits of our services. I work with our teams every day to improve our products, services and keep our costs in line. I share Steve’s enthusiasm and excitement for our future. “

Conference Call

The Company is hosting a conference call today, March 5, 2019 at 5:30 PM EST. The dial-in number for domestic participants is 866-682-6100 and 862-298-0702 for international participants. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST and reference Crexendo. A replay of the call will be available until March 12, 2019 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 43429.

About Crexendo

Crexendo, Inc. (CXDO) is a next-generation CLEC and an award-winning leader and provider of UCaaS, Unified Communications as a Service, broadband internet services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) having 2018 as a watershed year in its growth; (ii) continuing to drive excellence into the business with its results showing the work, progress and processes undertaken; (iii) results for 2018 being promising and being particularly impressed with the growth in the Cloud Telecommunications Segment service revenue; (iv) UCaaS service revenue being “bread and butter” and the most important metric that should be used to measure growth; (v) believing it can continue to show substantial year over year growth in the coming years: (vi) having many other accomplishments; (vii) cash, current ratio and shareholder equity showing nice improvements in 2018; (viii) continuing to manage the business in every respect; (ix) making some necessary investments in infrastructure, in technology and people; (x) carefully reviewing every penny spent with investments only being used to make certain that it is providing the top products, services and support in the industry; (xi) employees showing up every day with the mission to make it second to none in providing UCaaS services; (xii) world class Ride The Cloud ® UCaaS services saving its customers substantial amounts of money, while increasing their productivity; (xii) being in the right space at the right time; (xiii) team constantly working to improve for its customers and shareholders; (xiv) working every day to increase shareholder value; (xv) being very excited about the future; (xvi) results being very encouraging, but it being only the beginning; (xvii) sales team and its sales partners working hard every day to get in front of customers and show them the benefits of its services; (xvii) management working with teams every day to improve products, services and keep costs in line and (xviii) management sharing enthusiasm and excitement for the future.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2018 when filed subsequent to this press release; and Form 10-K for the year ended December 31, 2017, as well as Form 10-Qs filed with the SEC during 2018. These forward-looking statements speak only as of the date on which such statements are made and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Crexendo, Inc.
Steven G. Mihaylo
CEO
602-345-7777
Smihaylo@crexendo.com

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	2018	2017
Assets
Current assets:
Cash and cash equivalents	$1,849	$1,282
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $14
as of December 31, 2018 and $19 as of December 31, 2017	419	372
Contract assets	12	3
Inventories	270	131
Equipment financing receivables	67	116
Contract costs	371	379
Prepaid expenses	244	251
Income tax receivable	1	-
Other current assets	-	10
Total current assets	3,333	2,644

Long-term trade receivables, net of allowance for doubtful accounts
of $0 as December 31, 2018 and $10 as of December 31, 2017	10	31
Long-term equipment financing receivables, net	184	58
Property and equipment, net	124	8
Intangible assets, net	167	239
Goodwill	272	272
Contract costs, net of current portion	342	364
Other long-term assets	117	121
Total Assets	$4,549	$3,737

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$155	$79
Accrued expenses	1,131	961
Capital lease obligations	28	-
Notes payable	56	69
Contract liabilities	641	614
Total current liabilities	2,011	1,723

Contract liabilities, net of current portion	422	374
Capital lease obligations, net of current portion	116	-
Notes payable, net of current portion	-	10
Total liabilities	2,549	2,107

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 14,394,113 shares issued and outstanding as of December 31, 2018 and 14,287,556 shares issued
and outstanding as of December 31, 2017	14	14
Additional paid-in capital	61,153	60,560
Accumulated deficit	(59,167)	(58,944)
Total stockholders' equity	2,000	1,630

Total Liabilities and Stockholders' Equity	$4,549	$3,737

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Service revenue	$2,767	$2,433	$10,461	$8,840
Product revenue	330	380	1,447	1,347
Total revenue	3,097	2,813	11,908	10,187
Operating expenses:
Cost of service revenue	799	755	3,092	2,717
Cost of product revenue	178	166	727	549
Selling and marketing	897	752	3,403	2,833
General and administrative	1,011	938	4,091	4,072
Research and development	212	181	801	750
Total operating expenses	3,097	2,792	12,114	10,921

Income/(loss) from operations	0	21	(206)	(734)

Other income/(expense):
Interest income	2	2	7	10
Interest expense	(4)	(4)	(12)	(209)
Other income/(expense), net	(6)	4	3	11
Total other income/(expense), net	(8)	2	(2)	(188)

Income/(loss) before income tax	(8)	23	(208)	(922)

Income tax benefit/(provision)	0	9	(15)	(7)

Net income/(loss)	$(8)	$32	$(223)	$(929)

Net income/(loss) per common share:
Basic	$(0.00)	$0.00	$(0.02)	$(0.07)
Diluted	$(0.00)	$0.00	$(0.02)	$(0.07)

Weighted-average common shares outstanding:
Basic	14,394,113	14,276,729	14,332,092	13,938,342
Diluted	14,394,113	14,732,765	14,332,092	13,938,342

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(223)	$(929)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of prepaid rent	-	54
Depreciation and amortization	92	106
Non-cash interest expense	-	201
Share-based compensation	438	573
Amortization of deferred gain	-	(16)
Changes in assets and liabilities:
Trade receivables	(26)	(16)
Contract assets	(9)	(1)
Equipment financing receivables	(77)	123
Inventories	(139)	39
Contract costs	30	(40)
Prepaid expenses	32	129
Income tax receivable	(1)	-
Other assets	14	13
Accounts payable and accrued expenses	246	(73)
Income tax payable	-	(5)
Contract liabilities	75	136
Net cash provided by operating activities	452	294

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of certificate of deposit	-	252
Purchase of property and equipment	(7)	-
Net cash provided by/(used for) investing activities	(7)	252

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on capital lease	(10)	-
Proceeds from notes payable	130	111
Repayments made on notes payable	(153)	(1,156)
Proceeds from exercise of options	155	1,162
Net cash provided by financing activities	122	117

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	567	663

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE YEAR	1,382	719

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE YEAR	$1,949	$1,382

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$(16)	$(12)
Interest expense	$(12)	$(8)
Supplemental disclosure of non-cash investing and financing information:
Issuance of common stock for payment of interest on related-party note payable	$-	$109
Prepaid assets financed through notes payable	$97	$111
Prepaid assets financed through capital lease obligations	$25	$-
Property and equipment financed through capital lease obligations	$129	$-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
Revenue:
Cloud telecommunications services	$2,908	$2,573	$11,083	$9,141
Web services	189	240	825	1,046
Consolidated revenue	3,097	2,813	11,908	10,187

Income/(loss) from operations:
Cloud telecommunications services	(85)	(107)	(613)	(1,239)
Web services	85	128	407	505
Total operating income/(loss)	-	21	(206)	(734)
Other income/(expense), net:
Cloud telecommunications services	(2)	1	5	(183)
Web services	(6)	1	(7)	(5)
Total other income/(expense), net	(8)	2	(2)	(188)
Income/(loss) before income tax provision
Cloud telecommunications services	(87)	(106)	(608)	(1,422)
Web services	79	129	400	500
Income/(loss) before income tax provision	$(8)	$23	$(208)	$(922)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our March 5, 2019 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

●
EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
●
they do not reflect changes in, or cash requirements for, our working capital needs;
●
they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.
Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income/(Loss)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$(8)	$32	$(223)	$(929)
Share-based compensation	94	92	438	573
Amortization of rent expense paid in stock, net of deferred gain	-	-	-	38
Amortization of intangible assets	18	23	72	96
Non-cash interest expense	-	3	-	201
Non-GAAP net income/(loss)	$104	$150	$287	$(21)

Non-GAAP net income/(loss) per common share:
Basic	$0.01	$0.01	$0.02	$(0.00)
Diluted	$0.01	$0.01	$0.02	$(0.00)

Weighted-average common shares outstanding:
Basic	14,394,113	14,276,729	14,332,092	13,938,342
Diluted	14,902,330	14,732,765	15,095,262	13,938,342

 Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$(8)	$32	$(223)	$(929)
Depreciation and amortization	26	25	92	106
Interest expense	4	4	12	209
Interest and other expense/(income)	4	(6)	(10)	(21)
Income tax provision/(benefit)	-	(9)	15	7
EBITDA	26	46	(114)	(628)
Share-based compensation	94	92	438	573
Amortization of rent expense paid in stock, net of deferred gain	-	-	-	38
Adjusted EBITDA	$120	$138	$324	$(17)